                                                                 EXHIBIT NO. 11


                 ROTARY POWER INTERNATIONAL, INC. AND SUBSIDIARY

                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                                   (UNAUDITED)

                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999



                                                               Six Months Ended June 30th
                                                                 2000              1999
                                                             -----------       -----------

BASIC

Shares outstanding, beginning of period                        6,212,855         6,112,855

Weighted average number of shares issued,
             retired and issuable share equivalents              460,998            33,333
                                                             -----------       -----------

Weighted average number of common and common equivalents
             shares outstanding                                6,673,853         6,146,188
                                                             ===========       ===========

Net loss                                                     $  (918,882)      $  (623,261)
                                                             ===========       ===========

Net loss per common share                                    $     (0.14)      $     (0.10)
                                                             ===========       ===========


DILUTED

Weighted average number of common and
             common equivalent shares outstanding as
             adjusted to full dilution                         7,570,556         6,946,188
                                                             ===========       ===========

Net loss                                                     $  (918,882)      $  (623,261)
                                                             ===========       ===========

Net loss per common share                                          (0.12)*     $     (0.09)*
                                                             ===========       ===========
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* These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.